Exhibit 10.24

LOAN AND REIMBURSEMENT AGREEMENT

THIS LOAN AND REIMBURSEMENT AGREEMENT (this "Agreement") is made as of August 10, 2015, by and between Talon International, Inc., a Delaware corporation ("Borrower"), certain direct and indirect subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, (Borrower and such Guarantors sometimes are referred to herein collectively as the “Loan Parties” and individually as a “Loan Party”) and Princess Investment Holdings Inc., a Delaware corporation ("Lender"), with reference to the following facts:

RECITALS

A.     Borrower desires to obtain a loan of up to $3,000,000 (the "Loan") from Lender.

B.     Borrower is entering into this Agreement setting forth its obligations to Lender in connection with the Loan.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     Loan.

(a)     Lender hereby agrees to make the Loan to Borrower on the following terms and conditions:

 (i)      Advances under the Loan shall be used to repay existing indebtedness of Borrower or its subsidiaries and for working capital financing for Borrower’s business and other general corporate purposes of Borrower.

 (ii)      The Loan shall be subject to the terms and conditions of this Agreement, the Security Agreement (as hereinafter defined), and all other documents executed by a Loan Party in connection with the Loan (this Agreement, the Security Agreement and such other documents collectively are referred to herein as the "Loan Documents").

(b)     No advance shall be made under the Loan (“Advance”) unless Borrower has delivered to Lender a written request containing the following (an “Advance Request”) at least two business days prior to the date on which Borrower desires to receive the Advance: (i) the amount of the requested Advance, and (ii) a certification addressed to Lender that (A) each Loan Party is in compliance with its obligations under the Loan Documents, and (B) the representations and warranties of each Loan Party contained in the Loan Documents are true as of the date of the certificate, and (C) no Event of Default has occurred. Upon delivery of a valid Advance Request, such Advance shall be made by Lender to Borrower on or prior to the later of (i) the date on which Borrower desires to receive the Advance as specified in the Advance Request and (ii) two business days following delivery of the Advance Request.

2.     Payments; Interest; Loan Fee.

(a)     Interest shall accrue on the unpaid principal balance at an annual rate of 12.5% (the “Interest Rate”). Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period, and for so long as such Event of Default is thereafter continuing, the interest rate applicable to the Loan shall be increased to 15% per annum (the “Default Rate”), and all outstanding principal shall bear interest at the Default Rate.

(b)     Principal and interest shall be payable as follows:

 (i)      Commencing on the first day of the first full calendar month following the initial Advance hereunder, and continuing on the first day of each of the next eleven (11) calendar months thereafter (each, an “Interest Payment Date”), all accrued but unpaid interest as of the applicable Interest Payment Date shall be due and payable.

 (ii)     Commencing on the first anniversary of initial Interest Payment Date and continuing thereafter until the first day of the month during which the Maturity Date occurs (each, an “Installment Payment Date”), monthly payments shall be due and payable in an amount equal the sum of (1) a principal payment in the amount of the quotient obtained by dividing the outstanding principal balance as of such Installment Payment Date by the number of remaining Installment Payment Dates (including such Installment Payment Date) plus (2) all accrued but unpaid interest as of the applicable Interest Payment Date.

 (iii)    All outstanding principal and accrued but unpaid interest shall be due and payable on August 10, 2018 (the "Maturity Date"), unless the Loan is accelerated pursuant to the Loan Documents.

(c)     Borrower shall pay a loan fee to Lender equal to $60,000 (the “Loan Fee”). The Loan Fee is fully earned on the date hereof, but Lender has agreed to defer payment, without interest, until the Maturity Date (subject to acceleration if an Event of Default occurs).

(d)     For purposes of the Loan Documents, “Business Day” means each day of the year (i) on which federally-chartered banking institutions in Los Angeles, California are not required or authorized to close, and (ii) which is a not a regularly scheduled holiday in the State of California or in the United States of America. If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(e)     All computations of interest shall be made by Lender and calculated on the basis of a 365 day year.

(f)      All payments by Borrower to Lender hereunder shall be made to the deposit account provided by Lender to Borrower in writing.

(g)     Nothing herein contained, nor in any instrument or transaction related hereto, shall be construed or operate to require Borrower to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law, as amended from time to time. Should any interest or other charges paid by Borrower result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall at the option of Lender either be applied to the payment of principal or be paid by Lender to Borrower. The parties acknowledge that the Loan is exempt from the California usury laws pursuant to Section 25118(b) of the California Corporations Code.

(h)     Borrower shall have the right to prepay all or any portion of the principal of the Loan at any time without premium or penalty; provided, however, that with any prepayment Borrower shall also pay all accrued but unpaid interest on the principal being prepaid. If the entire Loan is prepaid, then the Loan Fee shall be due with such prepayment.

3.     Guaranty. To induce the Lender to provide the Loan and in consideration of benefits expected to accrue to the Borrower by reason of the Loan and for other good and valuable consideration, receipt of which is hereby acknowledged, each of Talon Technologies, Inc., a Delaware corporation, and Tag-It Pacific Limited, a Hong Kong limited liability company, each of which is a direct or indirect subsidiary of the Borrower (individually a “Guarantor” and collectively, the “Guarantors”) shall unconditionally and irrevocably guarantee jointly and severally to the Lender the due and punctual payment of all present and future obligations of the Borrower under the Loan Documents, including the due and punctual payment of principal of and interest on the Loan and all amounts owed under the Loan Documents, (collectively, the “Obligations”), in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms of the Loan Documents (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding) pursuant to a guaranty in form and substance acceptable to the Lender (as the same may be amended, modified or supplemented from time to time, individually a “Guaranty”). Additional subsidiaries shall be added as a “Guarantor” hereunder pursuant to Section 9(i).

4.     Reimbursement and Indemnity Obligations regarding the Loan. Each Loan Party shall pay, indemnify, reimburse, exonerate and hold Lender harmless against any loss, damage, liability or claim, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in connection with any claim against Lender (a) with respect to the Loan, or (b) which in any way arise out of or are in connection with or are incidental to the business of each Loan Party. All amounts payable hereunder shall be due immediately upon demand.

5.     Collateral for Agreement and Warrant.

(a)     The obligations of the Loan Parties to Lender under this Agreement are secured by the Pledge and Security Agreement, of even date herewith, by each Loan Party (the "Security Agreement"). For purposes of this Agreement, “Collateral” shall have the meaning therefor set forth in the Security Agreement.

(b)     In addition, concurrently with the execution hereof, Borrower is issuing to Lender a warrant to purchase 1,000,000 shares of common stock of Borrower in the form attached hereto as Exhibit A.

6.     Event of Default.

(a)     Generally. Each of the following shall constitute an "Event of Default":

 (i)      A failure (A) to pay when due any principal of the Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (B) to make any payment of interest required under any Loan Document within three (3) days of when due or (C) to make any other payment required under any Loan Document within five (5) days of when due;

 (ii)     A Loan Party breaches any of its obligations or covenants under any Loan Document (other than a failure by a Loan Party to make a payment under the Loan) and such breach is not cured within 15 days after Lender delivers written notice of such breach to the applicable Loan Party;

 (iii)    Any representation or warranty made under any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by a Loan Party is untrue or incorrect in any material respect as of the date when made or deemed made;

 (iv)    If a Loan Party sells all or substantially all of its assets, including a sale through a merger or other reorganization;

 (v)     If all or any substantial portion of the assets of a Loan Party is attached, seized, subjected to a writ or distress warrant, or are levied upon, or comes into the possession of any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors and such assets are not released therefrom within thirty (30) days thereafter;

 (vi)    The filing by a Loan Party of a voluntary petition in bankruptcy, insolvency, reorganization or liquidation under United States bankruptcy laws (the "Bankruptcy Code"), or any other petition under any section or chapter of the Bankruptcy Code or any similar state, federal or foreign law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with creditors;

 (vii)   The filing against a Loan Party of any involuntary petition or any other petition against any entity under any section or chapter of the Bankruptcy Code or any similar state, federal or foreign law which is not dismissed within ninety (90) days after such filing;

 (viii)  The appointment by any court of a receiver, custodian, trustee or similar official to take possession of all or any portion of the assets of a Loan Party;

 (ix)     There occurs the issuance of a writ, order of attachment or garnishment with respect to any of the Collateral (as defined in the Security Agreement) and such writ, order of attachment or garnishment is not dismissed and removed within fifteen (15) days thereafter;

 (x)     (i) An Event of Default (as defined under the Senior Debt, as defined in Section 9(i)) occurs under the Senior Debt and such Event of Default is not waived or (ii) an event, condition or circumstance occurs which results in the holder of the Senior Debt causing the Senior Debt to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or such holder demanding cash collateral in respect of such indebtedness in excess of $250,000 pursuant to exercise of its rights granted under the Senior Debt;

 (xi)     (a) A default or breach occurs under any other agreement, document or instrument to which a Loan Party is a party that is not cured within any applicable grace period therefor, and such default or breach is not waived and such default or breach involves the failure to make (or results in the acceleration of) any payment in excess of $250,000 or (ii) an event, condition or circumstance occurs which results in the holder of any obligation of a Loan Party in excess of $250,000 causing such obligation to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or the holder of such obligation demanding cash collateral in respect of such obligation in excess of $250,000 pursuant to exercise of its rights granted under such obligations;

 (xii)    A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against a Loan Party (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same is/are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

 (xiii)   Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms for thirty (30) calendar days or more (or a Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any Loan Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document ceases to be a valid and perfected second priority security interest (subject only to the Senior Lien, as defined in Section 9(i) hereof) (except as otherwise permitted under any Loan Document) in any of the collateral purported to be covered thereby;

 (xiv)   A Change in Control (as hereinafter defined) of Borrower occurs. For purposes hereof, "Change in Control" means that any of the following have occurred: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have acquired actual ownership, beneficial ownership or the right to own upon the occurrence of specified events, 50% or more of the common stock of Borrower; or (b) any person or group of persons (within the meaning of the Exchange Act) shall have acquired the right to vote for the election or appointment of directors of Borrower under ordinary circumstances; or (c) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election or appointment was approved by the required vote of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors of Borrower then in office; or

 (xv)    Borrower ceases to own, directly or indirectly, 100% of any Guarantor.

(b)     Acceleration. Upon the occurrence of an Event of Default, the Loan and all amounts outstanding under any Loan Document, including, without, limitation, the entire unpaid and outstanding principal and all accrued interest under the Loan and the Loan Fee, shall at once become due and payable at the option of Lender without presentment, demand, protest or notice of protest of any kind, irrespective of any maturity dates expressed in any Loan Document.

7.     Representations and Warranties of the Loan Parties. Each Loan Party hereby jointly and severally represents and warrants to Lender as follows:

(a)     Each Loan Party is duly and validly organized, and is validly existing and in good standing, as a corporation under the laws of the jurisdiction of its formation.

(b)     Each Loan Party has the corporate power and authority (i) to execute and deliver each Loan Document to which it is a party and to perform its obligations thereunder, and (ii) to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted.

(c)     Each Loan Document to which a Loan Party is a party constitutes the valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

(d)     The execution, delivery and performance of the Loan Documents by each Loan Party (i) do not violate the articles of incorporation or bylaws of such Loan Party, (ii) do not breach of, or constitute a default under, any contract, agreement, resolution, judgment, order or decree to which such Loan Party is bound or as to which such Loan Party is subject, (iii) do not violate any law or regulation to which such Loan Party is bound or as to which such Loan Party is subject, (iv) do not result in the creation or imposition of any lien, security interest or other encumbrance of any kind (collectively, “Liens”) upon any of the property of such Loan Party, other than those in favor of Lender pursuant to the Loan Documents; and (v) do not require the consent or approval of any governmental authority or any other person.

(e)     Each Loan Party has or has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required to conduct its business.

(f)      Each Loan Party is in compliance with all applicable laws and regulations in all material respects.

(g)     Except for Permitted Liens (as defined in Section 9(f)), each Loan Party owns good and marketable title to all of the Collateral (as defined in the Security Agreement). None of the Collateral (as defined in the Security Agreement) is subject to any Liens (other than Permitted Liens) and there are no facts, circumstances or conditions known to the Loan Parties that may result in any Liens (other than Permitted Liens) on the Collateral (as defined in the Security Agreement).

(h)     No Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loan by Lender to Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission (“SEC”) or other laws or regulations binding on any Loan Party.

(i)      No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No Loan Party owns any margin stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock or for any other purpose that might cause any of the extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

(j)      The Loan is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

(k)     As of their respective dates, any and all filings made by Borrower or its directors and officers with the SEC (collectively, the “SEC Reports”), including, without limitation, quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and proxy statements, (i) were complete and accurate in all material respects and (ii) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, as applicable, except to the extent that the SEC Reports were amended in which case they were correct and complete in all material respects and complied in all material respects with the requirements of the Act and the Exchange Act as of the date of the final amendment thereto.

(l)      Since the date of the latest audited financial statements included within the SEC Reports, except for events or circumstances disclosed in the SEC Reports, no event or events have occurred which alone or in the aggregate has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, operations, or financial or other condition of Borrower, on a consolidated basis, (ii) the ability of Borrower to pay any of the Loan in accordance with the terms of the Agreement, (iii) the Collateral, or Lender’s security interest on the Collateral, or the priority of such security interest, or (iv) Lender’s rights and remedies under the Agreement and the other Loan Documents

(m)    There has not been, and, to the knowledge of the Loan Parties, there is not pending or contemplated, any investigation by the SEC involving any Loan Party or any current or former director or officer of any Loan Party. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Borrower under the Exchange Act or the Securities Act.

(n)     All representations and warranties made in any of the Loan Documents by each Loan Party shall be made after giving full effect to the transactions contemplated in this Agreement. No information contained in this Agreement, any of the other Loan Documents, or other written reports from time to time prepared by a Loan Party and delivered hereunder or any written statement prepared by a Loan Party and furnished by or on behalf of a Loan Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

8.     Affirmative Covenants. The Loan Parties hereby jointly and severally covenant as follows:

(a)     Borrower shall deliver to Lender a copy of any and all filings made by Borrower with the SEC pursuant to the Exchange Act, including, without limitation, quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and proxy statements, no later than five Business Days after such filing is made with the SEC. Borrower shall deliver to Lender any amendments to any agreements related to the Senior Debt (as hereinafter defined) entered into after the date hereof promptly following the execution and delivery thereof.

(b)     Each Loan Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence. Each Loan Party shall continue to conduct its business substantially as conducted prior to the date hereof, anticipated to be conducted, or as otherwise permitted hereunder and shall at all times maintain, preserve and protect all of its assets and properties necessary to the conduct of its business in the ordinary course of business and in a manner consistent with past practice.

(c)     Each Loan Party shall comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it.

(d)     Each Loan Party shall, at Borrower’s expense and upon the reasonable request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of each Loan Document.

9.     Negative Covenants. Unless Lender otherwise agrees or consents in writing, the Loan Parties jointly and severally agree as follows:

(a)     No Loan Party shall borrow any money (or guarantee the obligations of any other person or entity, other than the guaranty by a Loan Party of obligations of another Loan Party) or become contingently liable for money borrowed, except the following: (i) the obligations and liabilities of the Loan Parties to Lender under this Agreement and the other Loan Documents; (ii) Senior Debt; and (iii) indebtedness in respect of capitalized leases and purchase-money obligations for fixed or capital assets, provided, however, that the aggregate amount of all such capitalized leases and purchase-money obligations at any time outstanding does not exceed $250,000.

(b)     No Loan Party shall enter into or be a party to any transaction with any Affiliate thereof (other than intercompany transactions between or among Borrower and Guarantors) except (i) such transactions as are in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower, (ii) Tag-It Pacific Limited (Tag-It HK) may pay management fees or fees for services to Talon Zipper (Shenzhen) Col, Ltd. (“Talon Shenzhen”) so long as such fees (x) are used to cover expenses actually incurred by Talon Shenzhen and (y) do not exceed $400,000 in the aggregate in any calendar year, and (iii) Talon Shenzhen may pay such fees to Borrower. No Loan Party shall enter into any lending or borrowing transaction with any executive officers of any Loan Party, except loans to its respective executive officers in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes. For purposes hereof, “Affiliate” means with respect to any person (i) each person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 20% or more of the capital stock having ordinary voting power in the election of directors of such person, (ii) each person that controls, is controlled by or is under common control with such person, and (iii) each of such person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

(c)     No Loan Party shall, directly or indirectly, by operation of law or otherwise, merge with, consolidate with or otherwise combine with any person, other than a merger of one Guarantor with another Guarantor.

(d)     No Loan Party shall amend its articles of incorporation or bylaws (or other organizational documents) in a manner that would materially adversely affect the rights or remedies of Lender under any of the Loan Documents or such Loan Party’s duty or ability to repay any of the obligations under the Loan Documents.

(e)     No Loan Party shall sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral, other than sales of Inventory or licenses of assets in the ordinary course of business.

(f)     No Loan Party shall, without the prior written consent of Lender, which consent may be granted or denied in Lender's sole discretion, grant, or permit to exist, any Lien on the Collateral (as defined in the Security Agreement) other than any of the following (collectively, “Permitted Liens”): (i) the Senior Lien, (ii) liens granted pursuant to capital leases, (iii) liens for taxes, fees, assessments or other government charges or levies which are not delinquent or are being contested by the applicable Loan Party(ies) in good faith and for which the applicable Loan Party(ies) maintains adequate reserves on its books, (iv) liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, and (v) liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons.

(g)     No Loan Party shall do any of the following: (i) declare or pay any dividends, other than dividends payable solely in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding; provided, however, that Borrower’s subsidiaries shall be permitted to declare and pay dividends to Borrower, or (ii) redeem or retire any share of its capital stock for value; provided, however, that nothing in this Section 9(g) shall prohibit Borrower from redeeming or cancelling shares or making short term loans to employees or other services providers in connection with conducting or facilitating the exercise of stock options or exercise or vesting of other equity incentives and/or satisfaction of withholding taxes in connection therewith.

(h)     No Loan Party shall (i) change its name as it appears in official filings in the jurisdiction of its incorporation, (ii) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (iii) change the type of entity that it is, (iv) change its organization identification numbers issued by the jurisdiction of its incorporation, or (v) change its jurisdiction of incorporation or organize in any additional jurisdictions, in each case without at least ten (10) Business Days prior written notice to Lender and provided that such Loan Party shall have taken such actions and executed such documents as Lender reasonably requests in connection therewith to continue the perfection of any Liens in favor of Lender in any Collateral, and provided, however, if a Loan Party’s jurisdiction or state of incorporation is a state in the United States, then the new jurisdiction or state of incorporation for such Loan Party shall be a state in the United States.

(i)      No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than the Loan Documents and the agreements and other documents relating to the revolving line of credit to Borrower from MUFG Union Bank, N.A. (“Union Bank”) in the principal amount of $2.5 million as of the date hereof (the "Union Bank Loan")) that could directly or indirectly restrict, prohibit or require the consent of any person with respect to the payment of any obligations under any of the Loan Documents; provided, however, that (A) the Loan Parties shall be permitted to refinance or replace the Union Bank Loan with one or more additional senior, secured loans (the Union Bank Loan and any such future refinanced or replacement loans, “Senior Debt”), including incurring additional indebtedness pursuant to the Senior Debt and entering into all agreements, instruments, indentures and other obligations in connection therewith, provided that that the aggregate principal amount of Senior Debt outstanding at any time shall not exceed $3,600,000; (B) Borrower and its subsidiaries shall be permitted to grant a first priority Lien on any or all of their assets as collateral for the Senior Debt (the “Senior Lien”) and (iii) Lender agrees to subordinate the obligations under this Agreement and the other Loan Documents and the Liens granted in favor of Lender to the Senior Debt obligations and the Senior Lien, respectively, and to enter into one or more subordination agreements to evidence such subordination, in form and substance acceptable to the lender(s) under the Senior Debt and Lender (which, unless consented to by Lender, shall be no more favorable on the whole to the lenders under the Senior Debt as the subordination agreement executed by Lender in favor of Union Bank concurrently herewith).

(j)      No Loan Party shall create, or acquire, any subsidiary that holds or will hold any assets that constitute more than 10% of the consolidated assets of Borrower and its subsidiaries unless such subsidiary (i) executes a Guaranty and a joinder to this Agreement and the Security Agreement in a form acceptable to Lender, and (ii) takes such actions and executes such documents as Lender reasonably requests in connection therewith to perfect of any Liens in favor of Lender in any Collateral with respect to such subsidiary.

10.    Waiver and Estoppel. Each Loan Party hereby waives: (a) any and all notice of acceptance of this Agreement or of the creation, renewal or accrual of any of the obligations or liabilities hereunder indemnified against, either now or in the future; (b) protest, presentment, demand for payment, notice of default or nonpayment, notice of protest or default; (c) except as provided herein, any and all notices or formalities to which a Loan Party may otherwise be entitled, including without limitation notice of the granting of any indulgences or extensions of time of payment of any of the liabilities and obligations hereunder and hereby indemnified against; (d) any promptness in making any claim or demand hereunder; (e) the defense of the statute of limitations in any action hereunder or in any action for the collection of amounts payable hereunder; (f) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (g) all duty or obligation of Lender to perfect, protect, retain or enforce any security for the payment of amounts payable by each Loan Party hereunder; and (h) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement. No delay or failure on the part of Lender in the exercise of any right or remedy against a Loan Party, or any other person against whom Lender may have any rights, shall operate as a waiver or modification of any agreement or obligation contained herein, and no single or partial exercise by Lender of any rights or remedies under any Loan Document shall preclude other or further exercise thereof or other exercise of any other right or remedy. No waiver or failure of Lender to insist upon strict compliance with any obligation, covenant, agreement, representation, warranty, or condition shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with such obligation, covenant, agreement, representation, warranty, or condition, or with any other obligation, covenant, agreement, representation, warranty, or condition contained herein. No waiver of the rights of a party shall be effective unless in writing executed by such party.

11.    Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party only (a) if served personally, or (b) if sent by facsimile or overnight delivery service and a confirmation of receipt is obtained. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is sent by overnight delivery service or facsimile, such shall be conclusively deemed given at the time confirmation of receipt is obtained, provided the overnight delivery is addressed to the party to whom such notice, demand or other communication is to be given at the address set forth below.

If to a Loan Party:

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

Attention: Larry Dyne

Telephone: (818) 444-4100

Facsimile: (818) 444-4110

With a copy to:

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

Attention: John McIlvery

Telephone: (818) 444-4502)

Facsimile: (818) 444-6302

If to Lender:

c/o Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, California 90067

Attn: Frederick W. Gartside, Esq.

Telephone: (310) 746-4405

Telecopier: (310) 746-4495

With a copy to Clive Diamond by email: clive@stonebridge.com.au.

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

12.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without regard to principles of conflicts of laws.

13.    Headings; Drafting. The headings used herein are for convenience only and do not limit or alter the terms of this Agreement or in any way affect the meaning or interpretation of this Agreement. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision.

14.    Successors and Assigns. All rights of each party shall inure to the benefit of its successors and assigns, and all obligations, liabilities, and duties of each party shall bind its successors and assigns. Each Loan Party shall not be entitled to assign any of its rights under any of the Loan Documents without the prior written consent of the Lender, which may be withheld in the sole discretion of the Lender. Lender shall be entitled to assign the Loan Documents (or issue participations under the Loan Documents) without the consent of any Loan Party.

15.    Entire Agreement; Amendment and Modification. This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof and thereof. No changes, amendments, or alterations hereto shall be effective unless pursuant to written instrument executed by Borrower (on its own behalf and on behalf of the Guarantors) and Lender.

16.    Validity. The invalidity or unenforceability of any terms or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect, and, if any such unenforceable provision hereof is enforceable in any part or to any lesser extent, such provision shall be enforceable in all such parts and to the greatest extent permissible under applicable law.

17.    Remedies Cumulative. Each right and remedy provided for herein shall be cumulative and non-exclusive and shall be in addition to every other right or remedy provided for herein or now or hereafter existing at law or in equity or by statute or otherwise.

18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. A facsimile or pfd signature shall constitute an original signature.

19.    Expenses and Documentary Taxes. The Loan Parties shall pay all costs and expenses, including attorneys' fees and costs, incurred by Lender in connection with the preparation and negotiation of the Loan Documents, not to exceed $20,000 in the aggregate. Each Loan Party agrees to pay all attorneys' fees and all costs and other expenses which the Lender expends or incurs in collection or compromise of the obligations under this Agreement, whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses incurred by the Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving a Loan Party which in any way affect the exercise by the Lender of its rights and remedies under the Loan Documents. Each Loan Party shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Loan Document,

20.    Self Help. If a Loan Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Loan Document, or any representation or warranty of a Loan Party under a Loan Document shall be breached, the Lender may (but shall not be obligated to), to the extent permitted by applicable law, do the same or cause it to be done or remedy any such breach and there shall be added to the Loan hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at the Default Rate from the date advanced to the date of repayment.

21.    Office Of Foreign Assets Control; USA Patriot Act And Related Covenants. Neither a Loan Party nor any person or entity who owns or controls the same (collectively, the “Borrower Controlling Parties”): (a) is in violation of (i) any applicable anti-money laundering laws, including, without limitation, those contained in the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Bank Secrecy Act (Titles I and II of Pub. L. No. 91-508, 84 Stat. 1114 (1970)), (ii) any applicable economic sanction laws administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), including, without limitation, Executive Order No. 13224, or (iii) any applicable anti-drug trafficking or anti-terrorism laws, civil or criminal, or (b) is a person that (i) is charged with, or has reason to believe that he, she or it is under investigation for, any violation of any such laws, (ii) has been convicted of any violation of, been subject to civil penalties pursuant to, or had any of its property seized or forfeited under any such laws, (iii) is named on the list of “Specially Designated Nationals or Blocked Persons” maintained by the OFAC (or any successor U.S. government office or list), (iv) is otherwise identified by any U.S. government office or legal authority as a person with whom a U.S. person is prohibited from transacting business under any other applicable law, (v) is owned, controlled by, or affiliated with any person identified in clause (i), (ii), (iii) and/or (iv) hereof, or (vi) is engaged in any dealings or transactions for or on behalf of or otherwise associated with any person identified in clause (i), (ii), (iii) and/or (iv) hereof.

22.    Specially Designated Nationals Or Blocked Persons; USA Patriot Act. Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies the Loan Parties and the Borrower Controlling Parties, which information includes the name and address of the Loan Parties and the Borrower Controlling Parties, and other information that will allow Lender to identify the Loan Parties and the Borrower Controlling Parties in accordance with the Patriot Act. Accordingly, and in addition, as necessary under applicable economic sanction laws administered by OFAC, including, without limitation, Executive Order No. 13224, the Lender reserves the right, from time to time, without consent, to compare the names of the Loan Parties, the Borrower Controlling Parties and any current or future Borrower Controlling Party against the list of “specially designated nationals or blocked persons” as set forth on the list of such persons published by OFAC (or any successor U.S. government office or list).

23.    Venue. EACH OF THE LOAN PARTIES AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA IN LOS ANGELES COUNTY AND TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH OF THE LOAN PARTIES AND LENDER TO THE EXTENT PERMITTED BY APPLICABLE LAW (1) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (2) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE LOAN PARTIES AND LENDER AGREES THAT ITS SUBMISSION TO JURISDICTION IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTY. FINAL JUDGMENT AGAINST THE LOAN PARTIES OR LENDER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LOAN PARTIES THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT, SOLELY FOR PURPOSES OF EXERCISING ANY REMEDIES AGAINST THE COLLATERAL FOR THE LOAN, LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST ANY LOAN PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA IN THE STATE WHERE THE APPLICABLE COLLATERAL IS LOCATED OR ANY COURT OF ANY OTHER JURISDICTION WHERE THE APPLICABLE COLLATERAL IS LOCATED.

24.    Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not business day.

IN WITNESS WHEREOF, each party has executed this Loan and Reimbursement Agreement on the date first hereinabove written.

“Borrower”

Talon International, Inc.

By: /s/ Nancy Agger-Nielsen

Name:   Nancy Agger-Nielsen

Title:       CFO

“Guarantors”

Talon Technologies, Inc., a California corporation

By: /s/ Nancy Agger-Nielsen

Name:   Nancy Agger-Nielsen

Title:      CFO

Tag-It Pacific Limited, a Hong Kong corporation

By: /s/ Nancy Agger-Nielsen

Name:   Nancy Agger-Nielsen

Title:      Director

“Lender”

Princess Investment Holdings Inc.

By: /s/ Nicola Kilmer-Barber

Name: Nicola Kilmer-Barber

Title: Director and CEO

EXHIBIT A

FORM OF WARRANT

See attached.

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